As filed with the Securities and Exchange Commission on May 27, 1994
                                                       Registration No. 33-


                                    Form S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              APPLE COMPUTER, INC.
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                   94-2404110
     (State or other Jurisdiction       (I.R.S. Employer
         of Incorporation or           Identification No.)
            Organization)

                              20525 Mariani Avenue
                           Cupertino, California 95014
                    (Address of Principal Executive Offices)

                                Director Warrants
                            (Full title of the Plan)

                             PETER M. MOLDAVE, ESQ.
                            Senior Counsel, Corporate
                              Apple Computer, Inc.
                         20525 Mariani Avenue, M/S 38-I
                           Cupertino, California 95014
                                 (408) 996-1010
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                                 JOHN FORE, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
                           maximum      maximum
 Title of     Amount to    offering    aggregate      Amount of
securities       be       price per     offering      registration
   to be     registered    unit (1)    price (1)      fee (2)
registered

Common       20,000         $29.00      $580,000     $181.25
Stock        shares
issuable
upon
exercise of
Director
Warrants


(1) Pursuant to Rule 457 under the Securities Act of 1933, this represents the exercise price of the warrants.

(2)  1/32 of 1% of the maximum aggregate offering price.

                              APPLE COMPUTER, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1993, filed pursuant to Section 13 of the Exchange Act.
          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1993, filed pursuant to Section 13 of the Exchange Act.
          3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1994, filed pursuant to Section 13 of the Exchange Act.
          4. The description of the Company's Common Stock to be offered hereby, which is contained in its Registration Statement on Form 8-A dated October 30, 1981, as amended, filed pursuant to Section 12 of the Exchange Act.
          5. The description of the Company's Common Stock Purchase Rights, which is contained in its Registration Statement on Form 8-A dated May 26, 1989, filed pursuant to Section 12 of the Exchange Act.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Bylaws of the Company provide for indemnification of any officer or director who was or is a party or is threatened to be made a party in any action or proceeding against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative, arbitration and investigative actions and proceedings, including any appeal therein, which arise by reason of the fact that any such person is or was an agent of the Company. Section 317 of the California Corporations Code authorizes a court to award, or a Company's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). As permitted under California law, the Company's Restated Articles of Incorporation eliminate the liability of a director to the Company or its shareholders for monetary damages for breaches of his or her fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). The Company's Restated Articles of Incorporation, as well as its Bylaws, further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. Pursuant to the authority provided in its Restated Articles of Incorporation, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protections.

      The Company currently maintains directors' and officers' liability insurance. The policy insures directors and officers against liabilities incurred in connection with their services to or on behalf of the Company, except for certain specified liabilities (including losses incurred in connection with a public offering of securities).

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.  EXHIBITS

Exhibit
Number    Note  Description

    4.1   (1)   Common  Shares  Rights  Agreement dated as  of  May  15,
		1989 between the Company and the First National Bank of Boston, as Rights Agent.

    5.1 Opinion of counsel as to legality of securities being registered.

   10.A.4 (2)   Form of Director Warrant.

   24.1   (3)   Consent of counsel.

   24.2         Consent of independent auditors.

   25.1   (4)   Power of attorney.
________________
Notes:

  (1)Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 26, 1989.

  (2)Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988.

  (3)Contained in Exhibit 5.1

  (4)See Pages II-5 to II-6.

Item 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of
Part II of the Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, APPLE COMPUTER, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, County of Santa Clara, State of California, on this 25th day of May, 1994.

APPLE COMPUTER, INC.



By:  /s/ Michael Spindler
     Michael Spindler, President and
     Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Graziano, Michael Spindler and Edward B. Stead, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                             Date



/s/ Michael Spindler      President and                     May 25, 1994
(Michael Spindler)        Chief Executive Officer
                          (Principal Executive Officer)
                          and Director

Signature                 Title                             Date


/s/ Joseph A. Graziano    Executive Vice President and      May 25, 1994
(Joseph A. Graziano)      Chief  Financial Officer
                          (Principal Financial Officer)
                          and Director


/s/  Jeanne Seeley        Vice President and                May 25, 1994
(Jeanne Seeley)           Corporate Controller
                          (Principal Accounting Officer)


/s/  Peter O. Crisp       Director                          May  24, 1994
(Peter O. Crisp)



/s/ Bernard Goldstein     Director                          May 25, 1994
(Bernard Goldstein)




(B. Jurgen Hintz)        Director


/s/ A.C. Markkula, Jr.   Director                           May 23, 1994
(A.C. Markkula, Jr.)




(Paul G. Stern)          Director

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         ______________________________



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933


                         _______________________________



                              APPLE COMPUTER, INC.


                        ________________________________



                                    EXHIBITS


                        ________________________________

                                INDEX TO EXHIBITS

                                                               Sequentially
Exhibit                                                        Numbered
Number   Note Description				       Page

    4.1   (1) Common Shares Rights Agreement dated
              as of May 15, 1989 between the Company and
              the First National Bank of Boston, as Rights Agent.  10

   10.A.4 (2) Form of Director Warrant.                            10

    5.1       Opinion of counsel as to legality of securities
              being registered.                                    11

   24.1   (3) Consent of counsel.                                  10

   24.2       Consent of independent auditors.                     13

   25.1   (4) Power of attorney.                                   10
________________
Notes:

  (1)Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 26, 1989.

  (2)Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988.

  (3)Contained in Exhibit 5.1

  (4)See Pages II-5 to II-6.